                                                              EXHIBIT 10.6

                                MILLER BREWING COMPANY
                                DISTRIBUTOR AGREEMENT

    Miller Brewing Company agrees to sell and the undersigned Distributor agrees to buy and market such products as are listed on the Distributor Data Sheet attached hereto, pursuant to the following terms and conditions:

1.  DISTRIBUTOR'S REPRESENTATIONS

    Distributor represents and warrants that:

    (a) The information submitted to Miller in Distributor's application, including any marketing plans, and the information on the Distributor Data Sheet (which shall have been completed and signed by Distributor at the time this Agreement is executed) is true and complete.

    (b) Distributor has all permits and licenses necessary for Distributor lawfully to distribute Miller products in Distributor's Area (as defined in Paragraph 2[a] or 2[b] below).

    (c) Distributor has not paid nor agreed to pay any fee or monetary consideration or anything of value to Miller or to or for the benefit of any Miller officer, director, employee or representative with respect to the issuance of this Agreement.

    In reliance on the above representations and warranties, Miller enters into this Agreement with Distributor.

2.  DISTRIBUTOR'S AREA

    (a) The following provisions shall be applicable during all such times as permitted by applicable state or federal law or regulation:

    Miller hereby appoints Distributor as its sole distributor within the geographic area described in the Distributor Data Sheet ("Distributor's Area") for the Miller products listed in the Distributor Data Sheet ("Miller products"). Unless Miller has granted its prior written approval, Distributor shall not sell or supply Miller products to any retail location within another authorized Miller distributor's area nor to any person Distributor has reason to believe will sell or supply all or part of such products to any retail location within another authorized Miller distributor's area. Nothing in this subparagraph shall prevent Distributor from selling or supplying Miller products to another authorized Miller distributor for the purpose of eliminating product shortages or inventory imbalances.

    (b)  The following provisions, rather than the provisions of subparagraph
(a), shall apply whenever any of the provisions of subparagraph (a) are expressly prohibited by any final court order or precluded by any applicable statute or regulation:

                                  Page 1                       Exhibit 10.6

    Miller hereby appoints Distributor as a distributor within the geographic area described in the Distributor Data Sheet ("Distributor's Area") for the Miller products listed in the Distributor Data Sheet ("Miller products"). Distributor's primary responsibility shall be to promote and sell Miller products to retail locations in Distributor's Area. If Distributor sells or supplies Miller products to retail locations outside Distributor's Area or to any person (other than an authorized Miller distributor) who Distributor has reason to believe will sell or supply all or part of such products to retail locations outside Distributor's Area, Distributor's obligations under Paragraph 4 of this Agreement shall extend to each such retail location. Distributor shall notify Miller immediately of all such sales in order to ensure effective monitoring of Distributor's compliance with all such obligations.

3.  MANAGEMENT OF DISTRIBUTOR

    (a) Distributor agrees to have at all times a Manager approved by Miller who shall manage Distributor's business and vigorously promote and sell Miller products in accordance with this Agreement. The Manager shall be designated on the Distributor Data Sheet. Miller has entered into this Agreement in reliance upon and in consideration of the personal qualifications of the individual designated as Manager.

    (b) Distributor agrees that the individual designated as Successor-Manager on the Distributor Data Sheet shall become Manager of Distributor whenever the current Manager becomes unable or ceases for any reason to function as Manager. Miller has entered into this Agreement in reliance upon and in consideration of the personal qualifications of the individual designated as Successor-Manager. Distributor shall notify Miller in writing (i) if the Successor-Manager succeeds to the position of Manager; and (ii) if, for any reason, Successor-Manager is no longer available or is unable to assume the position of Manager. Distributor shall thereupon appoint a new Successor-Manager in accordance with the procedures set forth in subparagraph (c) below.

    (c) Within ninety (90) days after Distributor ceases for any reason to have a designated Successor-Manager, Distributor shall submit to Miller a written application in the form provided by Miller requesting Miller's approval of a properly-qualified individual selected by Distributor as Successor-Manager. Miller shall have the right to interview the individual proposed as Successor-Manager and Distributor shall provide Miller with information reasonably related to the individual's qualifications to serve as Manager. Within sixty (60) days after the date of receipt of Distributor's application for a new Successor-Manager, Miller shall grant its approval unless it determines that the proposed Successor-Manager lacks the necessary qualifications to manage Distributor's business and to promote and sell Miller products in accordance with this Agreement. If Miller does not approve the proposed Successor-Manager, Distributor shall submit another application within sixty (60) days and the procedures described in this subparagraph shall be repeated as often as necessary. Any changes in the identity of the Manager or Successor-Manager shall be entered on the Distributor Data Sheet.

    (d) Until such time as the Successor-Manager becomes Manager of Distributor's business, (i) Distributor shall have the unlimited right to revoke its designation of the Successor-Manager by giving notice to Miller of such revocation and by submitting a new

                                  Page 2                       Exhibit 10.6

Successor-Manager application pursuant to subparagraph (c) above, and (ii) Miller shall have the right to withdraw its approval of the Successor-Manager by giving written notice to Distributor. Any agreement that Distributor may enter into with a proposed or designated Successor-Manager shall provide that such individual shall have no legal rights to become Manager if Miller disapproves or withdraws its approval pursuant to this Paragraph.

    (e) Notwithstanding the other provisions of this Paragraph, Distributor may, with Miller's prior written approval, forgo designating a Successor-Manager until such time as Miller, by giving Distributor ninety
(90) days' prior written notice, requires such designation.

    (f) Subject to the provisions of subparagraph (b) above, Distributor may at its sole discretion terminate the employment of Manager or change Manager's duties so that he is no longer managing the business.

4.  OPERATION OF DISTRIBUTOR

    (a) Distributor shall sell Miller products only to retailers and other persons to whom Distributor is duly licensed to sell such products and shall otherwise comply with all valid laws, regulations and orders applicable to the sale of Miller products. Distributor shall maintain all permits and licenses necessary to distribute Miller products in Distributor's Area. Distributor shall submit to Miller copies of all such permits and licenses, subsequent amendments thereto, renewals thereof, and all applications for such permits, licenses, amendments or renewals.

    (b) Distributor shall aggressively market and promote the sale of the full package line of Miller products listed on the Distributor Data Sheet. Distributor shall submit marketing plans to Miller upon Miller's request. Distributor shall use its best efforts to comply fully with any marketing plans and other commitments submitted by Distributor to Miller, shall adjust such plans from time to time to meet changing market conditions, and shall monitor the marketing activity of competing products. Unless Miller shall otherwise specify in writing, (i) Distributor shall follow a sales program that classifies accounts based on competitive volume surveys and establishes a sufficient frequency of calls to the retail accounts based upon the sales potential of each account, and (ii) Distributor shall utilize route books and maintain records that reflect sales made by Distributor to individual retail locations.

    (c) Distributor shall maintain a balanced on-floor inventory at a level prescribed from time to time by Miller for the full package line of Miller products listed on the Distributor Data Sheet.

    (d) Distributor shall take all necessary actions to ensure the quality control of Miller products in compliance with Miller's Quality Control Standards. These actions shall include, but not be limited to:

         (i)    observance of Miller's code-date requirements;

                                  Page 3                       Exhibit 10.6

         (ii) proper stock rotation in the warehouse, vehicles, and retail locations;

         (iii) proper handling and protection from damage of all Miller products, containers, and dunnage;

         (iv) sale of Miller products solely out of inventory in Distributor's warehouse and on an oldest code-date-first basis, unless Miller shall otherwise approve in writing;

         (v) maintenance of clean, operational, controlled-temperature warehouse(s) of sufficient capacity to meet Miller's inventory, storage, and quality control requirements; and

         (vi) implementation of a program in Distributor's Area for: (a) preventing Miller products bearing expired code dates ("overage products") from reaching consumers, (b) retrieving overage Miller products from retail locations, (c) replacing such products with fresh Miller products at no cost to the retailer, and (d) destroying promptly any damaged or overage Miller products at no cost to Miller unless the overage or damaged condition was Miller's responsibility.

    (e) Distributor shall maintain sufficient working capital to ensure that its facilities, equipment and personnel are adequate to compete effectively with other brands of beer. Distributor's market force shall be sufficient in size to serve all retail accounts within Distributor's Area and to perform all necessary sales and marketing functions.

    (f) Distributor's Manager and other designated personnel shall attend Miller sales, marketing and related meetings and training sessions as scheduled by Miller and shall consistently and effectively use Miller training programs and materials in Distributor's operation.

    (g) Distributor shall preserve and enhance the high quality image, reputation and goodwill of Miller and its products through (i) the appearance and attitude of Distributor personnel, (ii) the maintenance of vehicles, equipment and facilities, and (iii) the participation of Distributor's
Manager and other personnel in community organizations, activities and events.

    (h) Distributor shall maintain complete and accurate records of orders and deliveries from Miller, as well as sales and inventory records, in such forms as may be prescribed by Miller, shall submit to Miller reports based on such records, and shall provide Miller access to such records.

    (i) Distributor shall be open for business during customary business hours and days to be competitive with major competition. Distributor shall provide regular deliveries of Miller products with sufficient frequency to be competitive with major competition.

    (j) Distributor shall ensure the safe and proper handling, storage, placement, and installation of Miller point-of-sale materials, shall display such materials in a conspicuous place wherever possible at each retail location, and shall maintain records pertaining to their

                                  Page 4                       Exhibit 10.6
use. Distributor shall display, at Distributor's expense and in a conspicuous exterior location on Distributor's warehouse, a type of sign recommended by Miller which shall be at least as prominent as the sign of any other product Distributor sells.

    (k) Upon receipt of written notice from Miller, Distributor shall discontinue any advertising or promotional practices that Miller finds injurious to Miller's image or business.

    (l) Distributor shall submit only complete and truthful notices, reports, claims, requests for payment or other communications to Miller.

    (m) Distributor shall purchase and maintain sufficient insurance coverage, shall pay all federal, state, and local taxes imposed on it and shall use its best efforts to discharge promptly all debts incurred in the operation of its business.

    (n) Distributor shall comply with the other provisions of this Agreement and shall observe all such other requirements as Miller may reasonably impose from time to time for the effective marketing of Miller products.

5.  OWNERSHIP OF DISTRIBUTOR

    (a) The prior approval of Miller shall not be required for the transfer at death to heir(s) or legatee(s) of Distributor's business or any ownership interest therein. Any subsequent change in control, as defined in subparagraph (c) below, shall require Miller's prior written approval.

    (b) Distributor shall have the right to sell, transfer or otherwise dispose of its entire business or any part of its business except when such disposition results in the transfer of Distributor's rights or obligations under this Agreement, in which case Distributor shall follow the procedures and comply with the conditions set forth in this subparagraph:

         (i) Distributor shall give written notice on a form provided by Miller before proceeding with negotiations concerning a possible sale. Distributor and representatives of Miller shall meet as soon as practicable to discuss the proposed sale. Distributor shall not proceed with such negotiations for sixty (60) days following Miller's receipt of the forgoing notice or such lesser period as Miller shall specify.

         (ii) Any sale, transfer or other disposition shall be subject to the prior written approval of Miller as specified in this Paragraph 5. Distributor shall supply to Miller such information concerning the terms and conditions of the proposed sale as Miller may reasonably require. Miller's approval of the proposed sale shall not be unreasonably withheld. If Miller approves the proposed sale, such approval shall be effective only for a period of sixty (60) days (unless extended by Miller) and thereafter shall be null and void. Distributor shall promptly notify Miller of the consummation of any such approved sale.

         (iii) If Miller disapproves of the proposed sale, Miller shall so notify Distributor and Miller then shall have the right, but not the obligation, to make the purchase at the same price and terms which Distributor has agreed upon with the proposed

                                  Page 5                       Exhibit 10.6
purchaser; provided, however, that Miller shall not exercise this right if the terms applicable to the proposed sale have not been negotiated and agreed to between Distributor and the proposed purchaser on an arm's-length basis. Miller may exercise its right to purchase under this subparagraph by giving written notice to Distributor within sixty (60) days after Miller's disapproval of the proposed sale. If Miller elects to exercise this option, Distributor agrees to execute promptly all documents reasonably required to transfer Distributor's business to Miller.

    (c) Except as provided in subparagraph (a) above, there shall be no change in the control of Distributor's business unless Distributor shall have obtained Miller's prior written approval. As used herein, "a change in the control of Distributor's business" means any change in ownership interests, whether by one transaction or by the cumulative effect of several transactions with the same or different parties, which has the legal or practical effect of transferring the power to determine Distributor's business policies. Such a change in control shall include, but not be limited to, any sale, transfer, change of ownership or other disposition in either the record or beneficial ownership of the following: (i) 10 percent or more of Distributor's voting stock; (ii) if Distributor is not incorporated, a 10 percent or more interest in Distributor's business; (iii) 10 percent or more of the voting stock of a corporation which owns 50 percent or more of Distributor's voting stock; and (iv) a change in the form of business entity presently used by Distributor (E.G., a change from individual ownership or a partnership to a corporation). Without Miller's prior written approval, there shall be no grant of stock options, establishment of trusts to hold stock in Distributor's business, nor execution of any agreement by one or more owners of Distributor which provides that, under certain circumstances, the interest of one of them in Distributor shall be sold or purchased by one or more of the owners. It shall be Distributor's responsibility to notify all of the owners of Distributor of the provisions of this subparagraph and to notify Miller promptly in writing of any sale, transfer, change of ownership or any other disposition of an ownership interest in Distributor.

    (d)  Unless Miller has given its prior written approval:

         (i) Neither Distributor nor any corporation which, directly or indirectly, has an ownership interest in Distributor shall be owned by the public; and

         (ii) There shall be no sale or offering for sale on any stock exchange over the counter, or on the open market of any securities of Distributor or securities of any corporation which, directly or indirectly, has an ownership interest in Distributor.

    (e) It shall be Distributor's responsibility to furnish a copy of this Agreement to any prospective purchaser of any ownership interest in Distributor.

6.  DISTRIBUTOR'S RIGHT TO TERMINATE

    Distributor shall have the right to terminate this Agreement at any time by giving Miller ninety (90) days' prior written notice. In such event, Miller's sole obligation to Distributor shall be the purchase of Distributor's inventory pursuant to Paragraph 8(c) below. If Distributor ceases business operations with respect to Miller products, Distributor

                                  Page 6                       Exhibit 10.6
shall be considered to have terminated this Agreement, effective as of the date operations cease.

7.  MILLER'S TERMINATION RIGHTS

    (a) (i) Except as provided in subparagraph (b) below, Miller may at any time initiate termination in accordance with the procedures specified in this subparagraph if Distributor fails to comply with any commitment or undertaking stated in its application or with any of the obligations set forth in Paragraph 4 of this Agreement. Miller shall initiate such termination by providing written notice to Distributor which shall state the nature of Distributor's noncompliance. Subject to extensions granted at Miller's sole discretion, Distributor shall then have thirty (30) days in which to submit a plan of corrective action and an additional sixty (60) days to cure such noncompliance in accordance with such plan. If Distributor fails to cure on a timely basis, Miller shall have the right to terminate this Agreement immediately upon written notice.

         (ii) Upon such termination, the execution of a general release of all claims, of whatever nature, which Distributor may have against Miller, Miller shall pay Distributor twice the Distributor's pre-tax net income attributable to sale of Miller products for Distributor's most recently completed fiscal year. "Pre-tax net income" shall mean the proceeds realized from the sale of Miller products during Distributor's most recently completed fiscal year, less all direct and indirect costs and expenses (including depreciation computed on a straight-line basis, but excluding taxes based on or measured by income and non-recurring or extraordinary charges or credits) incurred in the purchase, storage, sale and delivery of such products. This amount shall be determined in accordance with generally accepted accounting principles and practices. If the Distributor's business includes two or more business entities, data for all such entities shall be aggregated, using the proceeds, costs and expenses of each of such business entities during the fiscal years ending with or within such Distributor's most recently completed fiscal year.

    (b) If any of the following events occur, Miller shall have the right to terminate this Agreement immediately upon giving written notice without any obligation on Miller's part to follow the procedures or to make the termination payment to Distributor provided for in Paragraph 7(a):

         (i) Conviction of Distributor or any of Distributor's owners of a felony.

         (ii) Distributor's fraudulent conduct or substantial misrepresentation in any of its dealings with Miller or with others concerning Miller products.

         (iii) Any significant variation between the financial data submitted to Miller in Distributor's application and the actual financial condition of Distributor as reflected in Distributor's balance sheet at the time Distributor commences operations under this Agreement.

                                  Page 7                       Exhibit 10.6

         (iv) Revocation or suspension of any of Distributor's federal, state or local licenses or permits for more than thirty-one (31) days, if such license or permit is required for the normal operation of Distributor's business.

         (v) Distributor's insolvency or failure to pay monies due Miller in accordance with the terms of sale established by Miller, Distributor's assignment or attempt to assign for the benefit of creditors, the institution of bankruptcy proceedings by or against Distributor, or the dissolution or liquidation of Distributor.

         (vi) Any disposition of Distributor's business, change of control or attempt to assign this Agreement in violation of Paragraph 5 or 13 of this Agreement.

         (vii) Distributor's violation of the provisions of Paragraph 2 of this Agreement.

         (viii) Distributor's failure to undertake a good-faith effort to cure noncompliance pursuant to subparagraph (a) of this Paragraph 7.

    (c) Miller shall have the right to terminate this Agreement at any time by giving Distributor thirty (30) days' written notice, provided that Miller contemporaneously gives such notice to all other Distributors throughout the United States who have executed this form of Agreement. Miller shall incur no liability to Distributor by reason of such termination. In the event Miller exercises its right under this subparagraph and offers other distributors the right to enter into a new agreement, Miller shall offer Distributor the right to enter into a new agreement upon substantially similar terms and conditions.

8.  POST-TERMINATION PROVISIONS

    In the event this Agreement is terminated pursuant to Paragraphs 6, 7(a), 7(b), or Distributor fails to enter into a new agreement pursuant to Paragraph 7(c) or to execute an amendment pursuant to Paragraph 15(a), the following provisions shall apply:

    (a) Miller shall have the right to cancel unfilled orders and to stop or re-route any shipment enroute to Distributor.

    (b) Within ten (10) days after such termination, Distributor shall return to Miller all property belonging to Miller in Distributor's possession or control. Miller shall not be liable to Distributor for any expenses incurred by Distributor in connection with such property. If Distributor has placed a deposit with Miller on any such property, Miller shall refund such deposit to Distributor or credit an equivalent amount to Distributor's account when such property is returned in the same condition in which it was delivered by Miller to Distributor, reasonable wear and tear excepted.

    (c) Within ten (10) days after such termination, Distributor shall sell and Miller shall purchase Distributor's inventory of Miller products at a repurchase price equal to the sum of the following: the net price actually paid by Distributor to Miller for the inventory, plus the amount of any taxes paid by Distributor in connection with purchasing the inventory


                                  Page 8                       Exhibit 10.6
from Miller, plus the cost of transporting the inventory from Miller to Distributor's warehouse (minus any freight charges that Distributor would have incurred in returning empty returnable containers to Miller), plus a handling charge to be set from time to time by Miller. In lieu of paying such repurchase price, Miller may, at its election, credit the equivalent amount to Distributor's account.

9.  TERMS OF SALE

    (a) The prices charged by Miller to Distributor shall be the prices established by Miller in effect on the date of shipment. Miller shall inform Distributor of its prices in writing from time to time, but Miller shall have the unlimited right to change prices and to establish other terms of sale at any time.

    (b) All sales by Miller to Distributor shall be on a cash basis or on such credit terms as Miller, in its sole discretion, may establish from time to time. Miller shall not be obliged to extend credit to Distributor or to assist Distributor in securing credit. Miller's acceptance of any order from Distributor is subject to the condition that Distributor's account with Miller will, on the date fixed for shipment, permit the shipment of such order in compliance with whatever credit terms Miller has established. Irrespective of any designation by Distributor, Miller may, in its sole discretion, apply, reapply or transfer any payments made by or credit due Distributor against the oldest item of account or indebtedness owed to Miller. Regardless of the method of payment, Miller shall retain a security interest in products and containers delivered to Distributor until Miller receives full payment of all monies owed to Miller. Upon Miller's request, Distributor shall execute such documents as are necessary to perfect Miller's security interest.

    (c) All products and containers which are sold to Distributor shall be sold F.O.B. brewery. If a sight draft bill of lading is used, title and risk of loss shall pass to Distributor when Miller delivers the products to the carrier for shipment to the Distributor.

    (d) All kegs and dunnage shall remain the property of Miller and shall be returned to Miller in accordance with Miller's instructions.

    (e) Distributor shall be responsible for all federal, state and local sales, use, personal property, inventory and other taxes that may be assessed against Distributor on any Miller products or other Miller property in Distributor's possession at the time such tax is assessed or determined. Distributor shall also be responsible for any local, state and federal excise taxes on the shipment of Miller products to Distributor to the extent that such excise taxes are not included in Miller's prices.

10. FINANCIAL PLANNING AND REPORTING

    (a) Distributor shall furnish to Miller annually within one hundred and twenty (120) days after the end of Distributor's fiscal year, year-end operating and financial statements (including income statements and balance sheets). All such statements shall be truthful and shall be prepared in accordance with generally accepted accounting principles.

                                  Page 9                       Exhibit 10.6

    (b) Distributor shall furnish to Miller annually, at a time specified by Miller, both current and 5-year plans. These plans shall contain such information regarding the financial conditions or business of Distributor as Miller may reasonably request. Distributor shall, at Miller's request, meet with representatives of Miller to discuss such plans.

    (c) Miller shall have the right, after appropriate notice and at reasonable intervals, to inspect Distributor's financial, accounting, sales and inventory records.

    (d) Any financial data obtained by Miller pursuant to this Paragraph shall be treated by Miller and its employees as confidential information and shall not be disclosed to any other party without Distributor's written consent, unless such disclosure is compelled by a court or governmental agency and Miller has provided prior written notice of such disclosure to Distributor.

11. RIGHTS RESERVED TO MILLER

    (a) All orders for Miller products placed by Distributor shall be subject to Miller's acceptance. Miller shall have the right to specify the forms and procedures governing the placement of such orders, including, but not limited to, designation of the source brewery and the routing to be used for delivery of such orders as are accepted. In the event that Miller is restricted in the production, sale or delivery of its products by capacity limitations, acts of governmental authority, strikes or any other cause, natural or otherwise, beyond Miller's control, Miller shall not be compelled to honor previously accepted orders, but shall distribute available products among distributors in a fair and equitable manner.

    (b) Miller reserves the unqualified right to manage and conduct its business in all respects and shall be free at all times to maintain or alter the formula, ingredients, labelling or packaging of its products; to determine the prices or other terms on which it sells Miller products; to produce or sell any particular brands; to discontinue the sale of any of its products, packages or containers in any geographic area; and to make all other decisions concerning the conduct of Miller's business.

12. MILLER TRADE DESIGNATIONS

    (a) Distributor hereby acknowledges Miller's exclusive ownership and other rights in the various trademarks, trade names, service marks, trade dress and other trade designations (collectively "trade designations") relating to Miller's business or products. Miller hereby grants Distributor a nonexclusive, non-assignable, non-licensable privilege to use Miller trade designations only in a lawful manner and in connection with the distribution, advertising, display and sale of Miller products. This privilege shall terminate upon termination of this Agreement. Such trade designations shall be used only in manners, forms and contexts specified or approved in writing by Miller, and upon Miller's request. Distributor shall change or discontinue the way in which Distributor uses any Miller trade designation. Distributor agrees that it shall not manufacture or have manufactured any merchandise bearing such designations without Miller's prior written approval.


                                  Page 10                       Exhibit 10.6

    (b) Distributor agrees to remove all Miller trade designations affixed in any fashion to property owned or controlled by Distributor (including vehicles, equipment, and office supplies) before leasing, selling or otherwise transferring such property or control thereof to another person or before putting such property to any use not connected with the distribution of Miller products.

    (c) Distributor agrees not to use Miller trade designations in Distributor's corporate or business name without Miller's prior written approval. If such approval is given by Miller, Distributor agrees to discontinue all such use and formally change any such name at its own expense immediately upon termination of this Agreement.

    (d)  If Distributor violates any of the provisions of subparagraphs (a),
(b), or (c) of this Paragraph, Distributor shall reimburse Miller for all costs, attorneys' fees, and other expenses incurred by Miller in any action for damages or injunctive relief brought pursuant to this Paragraph.

    (e) Distributor agrees to notify Miller of any infringements of Miller trade designations that Distributor discovers and to assist Miller in taking whatever legal action against such infringement as Miller, in its sole discretion, may decide is appropriate. Miller agrees to bear all expenses and costs incident to any such action.

13. ASSIGNMENTS

    Except as provided in Paragraph 5(a) above, any transfer, sale or assignment of this Agreement or of any rights or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, shall be null and void, unless Miller has given its prior written approval.

14. NEW MILLER PRODUCTS

    This Agreement shall extend only to the brands of Miller products listed on the Distributor Data Sheet. Miller and Distributor may at any time agree to extend this Agreement to other Miller products, in which case the names of such other products shall be entered on the Distributor Data Sheet.

15. AMENDMENTS TO AGREEMENT

    (a) Miller may at any time propose an amendment to this Agreement. Distributor shall indicate its acceptance of any such amendment by returning two executed copies thereof to Miller. The amendment shall become effective on the date executed by Miller, which shall retain one executed copy of the amendment and shall return the other executed copy to Distributor. If Distributor does not return an executed amendment to Miller within ninety
(90) days after the proposed amendment is submitted to Distributor, this Agreement shall immediately terminate without liability to either party, but only if Miller has contemporaneously submitted the same proposed amendment to other distributors who have executed this form of Agreement in all jurisdictions in which such amendment would be lawful.


                                  Page 11                       Exhibit 10.6

    (b) The provisions of subparagraph (a) shall not apply to changes to the Distributor Data Sheet. Distributor shall notify Miller immediately of any such changes. Except as otherwise provided in this Agreement, no change in the Distributor Data Sheet by one party shall alter the other party's rights or obligations hereunder, unless the other party shall have given its prior written approval.

16. COMPLIANCE WITH LAW

    The illegality or unenforceability of any provision of this Agreement shall not impair the legality or enforceability of any other provision. The laws, rules and regulations of the jurisdiction in which Distributor conducts its business are hereby incorporated in this Agreement to the extent that such laws, rules and regulations are required to be so incorporated and shall supersede any conflicting provision of this Agreement. If required by applicable law, Miller and Distributor may enter into an amendment of this Agreement for the sole purpose of complying with such law.

17. NOTICE

    All notices that are required or permitted to be given under this Agreement shall be in writing, duly signed by the party giving such notice, shall be transmitted either by personal delivery, by prepaid telegram or by registered or certified mail, with return receipt requested and postage prepaid, and, depending upon the means of transmittal, shall be effective when delivered, telegraphed or mailed. Notices shall be addressed: (i) if to Distributor, to the address of Distributor set forth after Distributor's signature to this Agreement; or (ii) if to Miller, to Miller Brewing Company,
Attention: Vice President-Sales, 3939 West Highland Boulevard, Milwaukee, Wisconsin 53201, with a copy to the Miller Regional Office that has responsibility for Distributor's Area. The address of either party may be changed by notice to the other party given pursuant to this Paragraph.

18. MISCELLANEOUS PROVISIONS.

    (a) Prior written approval as used in this Agreement requires a communication signed by two corporate officers of Miller.

    (b) "Authorized Miller distributor" as used in this Agreement shall mean a distributor who is party to a written distributor agreement with Miller which is currently in effect.

    (c) No representation, promise, inducement or statement of intention other than those set forth in this Agreement has been made by Miller or Distributor and neither party shall be bound by or liable for any other alleged representation, promise, incurment or statement of intention. Notwithstanding anything to the contrary in any prior written agreement between Miller and Distributor, this Agreement cancels and supersedes all previous distributor agreements between Miller and Distributor.

    (d) The failure of either Miller or Distributor at any time or times to enforce any provision of this Agreement shall in no way be construed as a waiver of such provision and


                                  Page 12                       Exhibit 10.6
shall not affect the right of that party at a later time to enforce each and every such provision.

    (e) Except as specifically provided for in this Agreement, no person, including any officer, agent or employee of Miller, has any authority to amend, modify, waive, supersede or cancel this Agreement or any terms or provisions of this Agreement. No conduct of any such person shall be construed to create that authority.

    (f) Distributor acknowledges that it is, and shall remain, an independent business entity. Miller and Distributor are not joint venturers or partners, and neither may act as the agent, employee or fiduciary of the other.

                                 CONTINUED ON PAGE 10


                                  Page 13                       Exhibit 10.6

19. ACKNOWLEDGEMENTS

    The undersigned, in their personal or representative capacities, acknowledge that they have read this Agreement in full and have had an opportunity to review it with counsel; that they understand and agree to each of the foregoing provisions; and that they are duly authorized to sign the Agreement.

    This Agreement is effective on the   7TH   day of       APRIL     , 19 95 .
                                       --------       ----------------    ----

                                       PEPSI COLA/SEVEN UP BEVERAGE

                                       GROUP OF LOUISIANA
                                       ---------------------------------------
                                       Name of Distributor
                                       By Delta Beverage Group Inc.
                                       Managing Venturer
                                       (Sole Proprietorship, Partnership,
                                       Corporation)*
          CORPORATE
            SEAL                       By /s/Kenneth E. Keiser           (SEAL)
                                         --------------------------------
                                          (President)*

                                       By /s/John F. Bierbaum             (SEAL)
                                          --------------------------------
                                          (Vice President CFO)*

                                       By ________________________________(SEAL)
                                          (Partner)*

                                       By ________________________________(SEAL)
                                          (Partner)*

                                       MILLER BREWING COMPANY

                                       By /s/illegible
                                          ------------------------------------
  [Miller Brewing Company Seal]
                                         (Title) SECRETARY
          CORPORATE                             ------------------------------
            SEAL
                                       By /s/illegible
                                          ------------------------------------
                                         (Title) ASST. SECRETARY

Delete inapplicable words beneath signature lines.
In the case of a partnership, all partners must sign.


                                  Page 14                       Exhibit 10.6

                             DISTRIBUTOR DATA SHEET

This Distributor data sheet is a part of the Miller Brewing Company Distributor Agreement between the undersigned Distributor (referred to herein as "DISTRIBUTOR") and the Miller Brewing Company. Changes in the information contained herein may be made only in accordance with said Agreement, and must be promptly brought to the attention of Miller's Vice President-Sales with a copy to your Regional Office. The Distributor Data Sheet is comprised of the following:

   /X/      Schedule I:    Ownership Data

   /X/      Schedule II:   Manager Data
                           Successor -- Manager Data

   /X/      Schedule III:  Distributor's Area

   /X/      Schedule IV:   Miller Product Listing
                           Mailing-Shipping Information

Check the appropriate box(s) for the information attached.
On the initial Distributor Data Sheet, all information must be supplied.

Dated this   7TH   day of     APRIL    , 19 95 .
           -------        -------------    ----


                                       PEPSI COLA/SEVEN UP BEVERAGE

                                       GROUP OF LOUISIANA
                                       ---------------------------------------
                                       Name of Distributor
                                       By Delta Beverage Group Inc.
                                       Managing Venturer
                                       (Sole Proprietorship, Partnership,
                                       Corporation)*
          CORPORATE
            SEAL                       By /s/Kenneth E. Keiser           (SEAL)
                                         --------------------------------
                                          (President)*

                                       By /s/John F. Bierbaum             (SEAL)
                                          --------------------------------
                                          (Vice President CFO)

                                       By ________________________________(SEAL)
                                          (Partner)*

                                       By ________________________________(SEAL)
                                          (Partner)*

                                  Page 15                       Exhibit 10.6

                                       MILLER BREWING COMPANY

                                       By /s/illegible
                                          ------------------------------------
  [Miller Brewing Company Seal]
                                         (Title) SECRETARY
          CORPORATE                             ------------------------------
            SEAL
                                       By /s/illegible
                                          ------------------------------------
                                         (Title) ASST. SECRETARY
                                                ------------------------------





                                  Page 16                       Exhibit 10.6

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE I - Page 1
                                                      DATE:  4-7-95
                                                           -------------------

                                    OWNERSHIP DATA

SOLE TRADER (Name of Owner):
PARTNERSHIP (Name): Pepsi-Cola/Seven-Up Beverage Group of Louisiana


NAMES OF                       %         NAMES OF                      %
PARTNERS*                    OWNED       PARTNERS                    OWNED
------------------------------------------------------------------------------
Delta Beverage Group          62%
Poydras Street Investors LLC  38%

*Delta Beverage Group, Inc. is Managing General Partner.

                                      _____


CORPORATION (Name): Pepsi-Cola/Seven-Up Beverage Group of Louisiana
CITY:               Harahan
STATE OF INCORPORATION:


NAMES OF                         SHARES   NAMES OF                     SHARES
STOCKHOLDERS*                    OWNED    STOCKHOLDERS                 OWNED
-------------                    ------   ------------                 ------



*(All Partners/Stockholders MUST Be Listed)

                                      _____

                                            COMMON                  PREFERRED
                                            ------                  ---------

TOTAL SHARES AUTHORIZED:
TOTAL SHARES ISSUED AND
OUTSTANDING:


                                  Page 17                       Exhibit 10.6

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE I - Page 2
                                                      DATE:  4-7-95
                                                            -----------------

CORPORATION (cont'd)

Officer and Directors (The principal officers and principal directors are to be indicated by an asterisk inserted prior to their name.)

NAME                                   TITLE
----                                   -----

Donald E. Benson                       Director, Chairman
*Robert C. Pohlad                      CEO, Director
*Kenneth E. Keiser                     COO, President
*John F. Bierbaum                      CFO, Vice President, Director
John F. Woodhead                       Director
Gerald A. Schwalbach                   Director
Brenda Barnes                          Director
Philip N. Hughes                       Director
John Agee                              Director


Name and address of person(s) (other than those listed above) having ANY financial interest whatsoever in Distributor:

                                                           NATURE AND EXTENT
NAME                         ADDRESS                       OF
----                         -------                       FINANCIAL INTEREST
                                                           ------------------
Northwestern Mutual Life     720 East Wisconsin Avenue     Lender
                             Milwaukee, WI  53202

CIGNA                        900 Cottage Grove Road        Lender
                             Bloomfield, CT 06002

Prudential Life              1230 Peachtree Street         Lender
                             Atlanta, GA  30309

Great West Life              8515 East Orchard Road        Lender
                             Denver, CO  80111

Connecticut Mutual           140 Garden Street             Lender
                             Hartford, CT  06154

                                    Page 18                       Exhibit 10.6

Pacific Mutual               700 Newport Center Drive      Lender
                             Newport Beach, CA 92660

First Chicago                One First National Plaza      Lender
                             Chicago, IL  60670-0086

First American               4894 Poplar Avenue            Lender
                             Memphis, TN  38117

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE I - Page 3
                                                      DATE:  4-7-95
                                                            ------------------

                                OWNERSHIP DATA

If any of the stock of your company is owned by another entity(s) (such as a corporation or trust), rather than individual stockholders, complete the following:

Name and address of entity(s) owning or controlling the stock:

Delta Beverage Group, Inc.             2221 Democrat Road
                                       Memphis, TN  38132

Type of entity (corporation, trust, estate, etc.):  Corporation, Delaware

Names of all stockholders, trustees, and administrators who own or control the entity:

                                   NUMBER                   % OF OWNERSHIP
NAME                              OF SHARES                   OR CONTROL
----                              ---------                   ----------

Voting Stockholders
     Pohlad Companies(1)            44.9%                         17%
     Equity Beverage(2)             15.9%                          6%
     Jacobs Industries(3)           15.9%                          6%
     Arbeit & Co. (4)               20.6%                          8%
     Ken Keiser                      2.6%                          1%
     John Bierbaum                    .1%                         Nil

Non-Voting Stockholders:
     First Bank System                                             1%
     Norwest Equity Capital,                                       7%
     Inc.
     Massachusetts Mutual                                         12%
     Life


                                    Page 19                       Exhibit 10.6

     Northwestern Mutual                                          18%
     Life
     CIGNA and Subsidiaries                                       16%
     Morgan Stanley Funds                                          8%

(1) 100% Owned James, Robert and William Pohlad, in equal interests
(2) 100% Owned Pepsi-Cola Bottling
(3) 33% Owned James, Robert and William Pohlad, in equal interests, 67% Owned Irwin Jacobs
(4) 100% Owned Mr. and Mrs. Gerald Rauenhorst, in joint interest

                                    Page 20                       Exhibit 10.6

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE I - Page 4
                                                      DATE:  4-7-95
                                                            ------------------

                                 OWNERSHIP DATA

If any of the stock of your company is owned by another entity(s) (such as a corporation or trust), rather than individual stockholders, complete the following:

Name and address of entity(s) owning or controlling the stock:

Poydras Street Investors LLC           1615 Poydras Street, 22nd Floor
                                       New Orleans, LA  70123

Type of entity (corporation, trust, estate, etc.): Limited Liability Company, Louisiana

Names of all stockholders, trustees, and administrators who own or control the entity:

                                   NUMBER                   % OF OWNERSHIP
NAME                              OF SHARES                   OR CONTROL
----                              ---------                   ----------

James Robert Moffett, Sr.                                        40%
John Amato                                                       20%
James Robert Moffett, Jr.                                        20%
Chrystal Moffett Perry Trust                                     20%




                                    Page 21                       Exhibit 10.6

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE II - Page 1
                                                      DATE:  4-7-95
                                                           -----------------

                                  MANAGER DATA

                 Name:  ROBERT H. HARDY

         Home Address:  61 Belle Helene Drive

                        Destrehan, Louisiana  70047


        Date of Birth:  8/30/45             Social Security #:  ###-##-####


PRIOR BUSINESS EXPERIENCE:
-------------------------

1991-Present: Executive Vice President & General Manager -- Miller Brands of
              Greater New Orleans, New Orleans, Louisiana
1986-1991:    Executive Vice President -- Shamrock Distributing Company,
              Phoenix, Arizona
1981-1986:    President & General Manager -- Palo Verde Distributing, Prescott,
              Arizona
1979-1981:    Partner & Vice President of Sales -- D & D Financial Enterprises,
              Cleveland, Ohio
1977-1979:    Regional Manager -- Miller Brewing Company, Washington, D.C.
1976-1977:    Regional Sales Manager -- Miller Brewing Company, Washington,
              D.C.
1975-1976:    Administrative Assistant to the Director of Field Sales for the
              Eastern U.S. -- Miller Brewing Company, Milwaukee, Wisconsin
1973-1975:    Major Market Manager -- Miller Brewing Company, Flint, Michigan
1972-1973:    Senior Account Executive -- WGTU-TV, Traverse City, Michigan
1971-1972:    Manager -- Forward Oil Company, Standish, Michigan
1968-1971:    Teacher/Coach -- Standish-Sterling School District, Standish,
              Michigan


                                    Page 22                       Exhibit 10.6

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE II - Page 2
                                                      DATE:  4-7-95
                                                           -------------------

                             SUCCESSOR-MANAGER DATA

Name:


Home Address:


Date of Birth:                    Social Security #:


Business Address:


Current Position:


RELEVANT PRIOR BUSINESS EXPERIENCE:


FINANCIAL INTEREST IN THE DISTRIBUTOR:


COMMUNITY INVOLVEMENT AND ACTIVITIES:


EDUCATIONAL BACKGROUND:


OTHER FACTORS:


                                    Page 23                       Exhibit 10.6

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE III
                                                      DATE:  4-7-95
                                                            ------------------

                               DISTRIBUTOR'S AREA

"The following geographical area constitutes Distributor's Area as defined and subject to the limitations set forth in paragraph 2 of the Distributor Agreement. Such limitations shall include but not be limited to an obligation by Distributor that it shall not without Miller's written consent to the contrary sell or supply Miller products to any entity that will purchase or resell Miller products for consumption outside of Distributor's Area, which by way of example and not limitation shall preclude sales to ships chandlers, foreign bound carrier or vessels and duty free stores."

              PEPSI-COLA/SEVEN-UP BEVERAGE GROUP OF LOUISIANA -- Harahan

In the State of Louisiana:

All of the parish of Orleans, the parish of Saint Bernard, and the parish of Plaquemines.

All of the parish of Jefferson, except the Grand Isle portion.





                                    Page 24                       Exhibit 10.6

                                                      PEPSI-COLA/SEVEN UP
                                                      BEVERAGE GROUP OF LA
                                                      DISTRIBUTOR DATA SHEET
                                                      SCHEDULE IV
                                                      DATE:  4-7-95
                                                            ------------------

                             MILLER PRODUCT LISTING
                          MAILING-SHIPPING INFORMATION

PART I. BRANDS SUBJECT TO AGREEMENT:

Miller High Life        Milwaukee's Best          Icehouse
Lite                    Milwaukee's Best Light    Miller Reserve Velvet
Miller Genuine Draft    Meister Brau              Stout
Miller Genuine Draft    Meister Brau Light        Miller High Life Ice
Light                   Sharp's                   Miller High Life Light
Lowenbrau Special       Miller Reserve            Lite Ice
Lowenbrau Dark          Miller Reserve Amber      Lowenbrau Malt Liquor
Magnum                  Ale                       Red Dog


PART II. DISTRIBUTORS

Mailing Address                        Pepsi-Cola/Seven-Up Beverage Group of
                                       Louisiana
                                       5733 Citrus Blvd
                                       Harahan, Louisiana  70123

Shipping Address                       5733 Citrus Blvd
                                       Harahan, Louisiana  70123

Telephone Number(s)                    (504) 733-8705

Federal Basic Permit No.

Wholesaler's License No.
                                       Louisiana

Importer's License No.

Other required license numbers (give number and nature):

*If more than one state or jurisdiction is involved, give data for all.


                                    Page 25                       Exhibit 10.6

                            [Miller Brewing Company Logo]

April 3, 1995



Mr. John F. Bierbaum
Delta Beverage Group
3880 Dain Bosworth Plaza
Minneapolis, MN  55402

Dear John:

This letter will confirm the understanding of Miller Brewing Company and Delta Beverage Group regarding Paragraph 4.(d)(v) of the Distributor Agreement. Miller has indefinitely suspended its enforcement of the requirement in the above cited Paragraph that a distributor's warehouse be temperature-controlled. Therefore, a failure to maintain a temperature-controlled warehouse while such requirement is suspended shall not be construed as a breach of the Distributor Agreement.

Sincerely,



Charles R. Teal
Director-Distribution Systems

CRT/sal


                                    Page 25                       Exhibit 10.6